Exhibit 99.1

 News Release

Cenveo Announces First Quarter 2011 Results

1st Quarter Net Sales of $503.1 million, up 11% from 2010

1st Quarter Operating Income of $22.2 million, up 82% from 2010

1st Quarter Non-GAAP Operating Income of $34.5 million, up 16% from 2010

1st Quarter Adjusted EBITDA of $51.1 million, up 12% from 2010

STAMFORD, CT – (May 11, 2011) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months ended April 2, 2011.

For the first quarter of 2011, net sales increased approximately 11% to $503.1 million, as compared to $453.9 million in the first quarter of 2010. This increase was driven by the acquisition of MeadWestvaco Corporation’s Envelope Product Group (“EPG”), which closed in February, and mid-single digit percentage organic growth in our custom label, commercial print, and specialty packaging products.

The Company generated operating income of $22.2 million in the first quarter of 2011, compared to $12.2 million in the first quarter of 2010, an increase of approximately 82%.  Non-GAAP operating income increased approximately 16% to $34.5 million in the first quarter of 2011, compared to $29.8 million in the first quarter of 2010, as a result of both the benefits of the Company’s focus on cost containment and increased utilization in certain businesses.  Non-GAAP operating income excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges and divested operations or asset held for sale. A reconciliation of operating income to Non-GAAP operating income is presented in the attached tables.

For the first quarter of 2011, the Company recorded net income of $2.8 million, or $0.04 per share, compared to a net loss of $11.1 million, or $0.18 per share, for the first quarter of 2010. The results for the first quarter of 2011 include a preliminary bargain purchase gain of $10.5 million related to the EPG acquisition while the results for the first quarter of 2010 include a loss on early extinguishment of debt of $2.6 million.  On a Non-GAAP basis, income from continuing operations was $4.0 million, or $0.06 per share, for the first quarter of 2011 as compared to a Non-GAAP loss from continuing operations of $0.5 million, or $0.01 per share, in the same prior year period. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges, gain on bargain purchase, divested operations or asset held for sale, loss on early extinguishment of debt and adjusts income taxes to reflect an estimated cash tax rate. A reconciliation of income (loss) from continuing operations to Non-GAAP income (loss) from continuing operations is presented in the attached tables.

Adjusted EBITDA in the first quarter of 2011 grew approximately 12% to $51.1 million compared to $45.5 million in the first quarter of 2010. This increase is primarily attributable to stronger performance across the majority of the Company’s product lines and minimal contribution from EPG given the timing of our integration plan. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges, gain on bargain purchase, divested operations or asset held for sale, loss on early extinguishment of debt, and loss from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached tables.

The results for the first quarter of 2011 include a preliminary bargain purchase gain related to the EPG acquisition. The purchase price allocation of acquired assets and liabilities assumed in the EPG acquisition and the related bargain purchase gain recognized in the Company’s statement of operations are preliminary.  Differences between the preliminary and final purchase price allocations could have a material impact on the Company’s financial statements, including the bargain purchase gain. The Company will finalize the purchase price allocation as soon as practicable within the EPG acquisition’s measurement period, but in no event later than one year after the acquisition date.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“As I stated last week, we delivered a strong first quarter, and we are pleased by our operating performance which showed mid-single digit organic revenue growth across most of our products and growth of approximately 12% in Adjusted EBITDA. We also began our integration efforts relating to the EPG acquisition, which closed in February. We are very pleased with the results of the acquisition to date as we now are the largest and most innovative envelope company in the world. I am also encouraged by the continued momentum that we saw in our businesses as industry and economic conditions continue to improve.”

“The positive momentum that we began to see at the end of 2010 continued through the first quarter of 2011 as our operating environment stabilized or improved across most of our products. The envelope market continued to benefit from strong direct mail volumes in the financial services sector and from continued industry stabilization. Our custom label and packaging products once again produced another solid performance as our investments in their platforms continued to do well. Commercial print delivered organic growth for the quarter as our national platform allowed us to increase market share while benefiting from increased marketing campaigns in the automotive, financial services, travel and leisure markets.”

Mr. Burton concluded:
“As we move into the second quarter of the year I remain optimistic that the improvement that we have seen at the end of 2010 and first quarter of 2011 will continue. Operationally, we remain focused on completing the integration of EPG into our business, driving free cash flow and paying down debt. We remain on track to deliver the full year revenues, free cash flow, and Adjusted EBITDA targets that are consistent with our previous guidance.”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday May 12, 2011, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010

Net sales	$503,065	$453,934
Cost of sales	413,821	375,190
Selling, general and administrative expenses	60,492	54,042
Amortization of intangible assets	2,775	2,884
Restructuring and impairment charges	3,827	9,627
Operating income	22,150	12,191
Gain on bargain purchase	(10,539)	—
Interest expense, net	30,217	29,614
Loss on early extinguishment of debt	—	2,598
Other expense, net	189	727
Income (loss) from continuing operations before income taxes	2,283	(20,748)
Income tax benefit	(501)	(9,727)
Income (loss) from continuing operations	2,784	(11,021)
Loss from discontinued operations, net of taxes	—	(87)
Net income (loss)	$2,784	$(11,108)
Income (loss) per share – basic and diluted:
Continuing operations	$0.04	$(0.18)
Discontinued operations	—	—
Net income (loss)	$0.04	$(0.18)
Weighted average shares:
Basic	62,742	62,116
Diluted	63,044	62,116

Cenveo, Inc. and Subsidiaries
Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Income (Loss) from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010

Income (loss) from continuing operations	$2,784	$(11,021)
Integration, acquisition and other charges	6,014	2,266
Stock-based compensation provision	2,508	2,898
Restructuring and impairment charges	3,827	9,627
Divested operations or asset held for sale	—	2,800
Gain on bargain purchase	(10,539)	—
Loss on early extinguishment of debt	—	2,598
Income tax expense, as adjusted	(624)	(9,710)
Non-GAAP income (loss) from continuing operations	$3,970	$(542)

Income (loss) per share – basic:
Continuing operations	$0.04	$(0.18)
Integration, acquisition and other charges	0.10	0.04
Stock-based compensation provision	0.04	0.05
Restructuring and impairment charges	0.06	0.15
Divested operations or asset held for sale	—	0.05
Gain on bargain purchase	(0.17)	—
Loss on early extinguishment of debt	—	0.04
Income tax expense, as adjusted	(0.01)	(0.16)
Non-GAAP continuing operations income (loss) per share	$0.06	$(0.01)

Weighted average shares—basic	62,742	62,116

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010

Net income (loss)	$2,784	$(11,108)
Interest expense, net	30,217	29,614
Income tax benefit	(501)	(9,727)
Depreciation	13,972	13,587
Amortization of intangible assets	2,775	2,884
Integration, acquisition and other charges	6,014	2,266
Stock-based compensation provision	2,508	2,898
Restructuring and impairment charges	3,827	9,627
Gain on bargain purchase	(10,539)	—
Loss on early extinguishment of debt	—	2,598
Divested operations or asset held for sale	—	2,800
Loss from discontinued operations, net of taxes	—	87

Adjusted EBITDA, as defined	$51,057	$45,526

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010

Operating income	$22,150	$12,191
Integration, acquisition and other charges	6,014	2,266
Stock-based compensation provision	2,508	2,898
Restructuring and impairment charges	3,827	9,627
Divested operations or asset held for sale	—	2,800
Non-GAAP operating income	$34,499	$29,782

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	April 2, 2011	January 1, 2011
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$9,525	$49,756
Accounts receivable, net	289,362	263,364
Inventories	175,045	149,151
Prepaid and other current assets	68,948	66,135
Total current assets	542,880	528,406
Property, plant and equipment, net	370,258	347,921
Goodwill	208,971	209,161
Other intangible assets, net	245,186	246,424
Other assets, net	72,180	65,818
Total assets	$1,439,475	$1,397,730

Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$23,623	$10,098
Accounts payable	183,087	166,468
Accrued compensation and related liabilities	39,253	30,672
Other current liabilities	88,797	98,471
Total current liabilities	334,760	305,709
Long-term debt	1,292,116	1,283,905
Other liabilities	146,132	149,447
Commitments and contingencies
Shareholders’ deficit:
Preferred stock	—	—
Common stock	628	627
Paid-in capital	345,283	342,607
Retained deﬁcit	(661,498)	(664,282)
Accumulated other comprehensive loss	(17,946)	(20,283)
Total shareholders’ deficit	(333,533)	(341,331)
Total liabilities and shareholders’ deficit	$1,439,475	$1,397,730

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010

Cash ﬂows from operating activities:
Net income (loss)	$2,784	$(11,108)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Loss from discontinued operations, net of taxes	—	87
Depreciation and amortization, excluding non-cash interest expense, net	16,747	16,471
Non-cash interest expense, net	1,228	988
Loss on early extinguishment of debt	—	2,598
Stock-based compensation provision	2,508	2,898
Non-cash restructuring and impairment charges, net of gain on sale	258	2,801
Bargain purchase gain	(10,539)	—
Deferred income taxes	(1,889)	(10,738)
Gain on sale of assets	(22)	(771)
Other non-cash charges	2,479	1,728
Changes in operating assets and liabilities:
Accounts receivable	1,928	9,694
Inventories	(5,534)	(27)
Accounts payable and accrued compensation and related liabilities	6,417	(20,085)
Other working capital changes	(18,768)	10,619
Other, net	(3,122)	232
Net cash (used in) provided by operating activities	(5,525)	5,387
Cash ﬂows from investing activities:
Cost of business acquisitions, net of cash acquired	(55,261)	(6,829)
Capital expenditures	(4,063)	(2,969)
Proceeds from sale of property, plant and equipment	2,918	1,114
Net cash used in investing activities	(56,406)	(8,684)
Cash ﬂows from ﬁnancing activities:
Borrowings under revolving credit facility due 2014	24,000	—
Proceeds from exercise of stock options	168	271
Repayments of other long-term debt	(1,511)	(1,755)
Repayment of term loan B due 2016	(950)	—
Proceeds from issuance of 8⅞% senior second lien notes	—	397,204
Repayment of term loans	—	(310,985)
Repayments under revolving credit facility due 2012	—	(22,500)
Payment of refinancing or repurchase fees, redemption premiums and expenses	—	(13,009)
Net cash provided by ﬁnancing activities	21,707	49,226
Effect of exchange rate changes on cash and cash equivalents	(7)	356
Net (decrease) increase in cash and cash equivalents	(40,231)	46,285
Cash and cash equivalents at beginning of period	49,756	10,796
Cash and cash equivalents at end of period	$9,525	$57,081

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), included in this release is a certain Non-GAAP financial measure, specifically Adjusted EBITDA. This Non-GAAP financial measure is defined herein, and should be read in conjunction with GAAP financial measures. This Non-GAAP financial measure is not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by our competitors.

We believe the use of Adjusted EBITDA along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of envelopes, custom labels, specialty packaging, commercial print, publisher solutions and business documents. The Company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 10,000 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media affecting demand for our products; (xii) increases in raw material costs and decreases in their availability; (xiii) our labor relations; (xiv) our compliance with environmental rules and regulations; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.